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                                                                   EXHIBIT 23.01


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Prism Solutions, Inc. on Form S-8 (File Number 33-02380) of our report dated January 17, 1997, except for Note 5, for which the date is March 5, 1997, on our audits of the consolidated financial statements and financial statement schedule of Prism Solutions, Inc. and subsidiaries as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is included in this Annual Report on Form 10-K.



COOPERS & LYBRAND L.L.P.


San Jose, California
March 28, 1997